Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Cesca Therapeutics, Inc. on Form S-8 (File No. 333-218082) pertaining to 2016 Equity Incentive Plan, Form S-8 (File No. 333-206996) pertaining to 2006 Equity Incentive Plan, Form S-8 (File No. 333-187197) pertaining to 2006 Equity Incentive Plan and 2012 Independent Director Equity Plan, Form S-8 (File No. 333-171564) pertaining to the Cesca Therapeutics, Inc. 2006 Equity Incentive Plan, Form S-8 (File No. 333-140668) pertaining to the Cesca Therapeutics, Inc. 2006 Equity Incentive Plan, Form S-8 (File No. 333-122761) pertaining to the Cesca Therapeutics, Inc. Amended 2002 Independent Directors Equity Incentive Plan, Form S-8 (File No. 333-105191) pertaining to the Cesca Therapeutics, Inc. Amended 1998 Employee Equity Incentive Plan, Form S-8 (File No. 333-82900) pertaining to the Cesca Therapeutics, Inc. Amended 1998 Employee Equity Incentive Plan, 2002 Independent Directors Equity Incentive Plan, and Non-Qualified Independent Director Stock Option Agreement, Form S-8 (File No. 333-37228) pertaining to the Cesca Therapeutics, Inc. 1998 Employee Equity Incentive Plan, Form S-8 (File No. 333-46911) pertaining to the Cesca Therapeutics, Inc. 1998 Employee Equity Incentive Plan, Form S-3 (File No. 333-215638) of Cesca Therapeutics, Inc., and Form S-3 (File No. 333-212314) of Cesca Therapeutics, Inc. of our report dated September 21, 2017 with respect to our audits of the financial statements Cesca Therapeutics, Inc. as of June 30, 2017 and 2016 and for the years ended June 30, 2017 and 2016, which report is included in this Annual Report on Form 10-K of Cesca Therapeutics, Inc. for the year ended June 30, 2017.

/s/ Marcum llp

Marcum llp

New York, NY

September 21, 2017